ASSET PURCHASE AGREEMENT

This ASSET Purchase Agreement (hereinafter referred to as the "Agreement") is made by and between Citadel EFT, Inc. a Nevada corporation (the "CDFT" or "Buyer") and Art to Go, Inc., a New York Corporation ("ATGI" or "Seller"). The signatories to this Agreement may hereinafter be referred to collectively as the "Parties."

WHEREAS, Seller was the owner of ASSET in the form of a various memorabilia collection, an inventory herein attached as Exhibit A (the "ASSET"); and

WHEREAS Seller desires to affirm and ratify its previous sale of all of the rights associated with the ASSET to the CDFT, as described in this Agreement, subject to and in accordance with the terms and conditions hereof; and

WHEREAS, the Buyer desires to affirm and ratify its acquisition of all of the rights to the ASSET from the Seller in accordance with the terms hereof; and

WHEREAS, Seller has approved the sale of the rights to the ASSET to the Buyer in exchange for Buyer's common stock, stock options and the royalty payments described herein.

NOW THEREFORE, in exchange for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and the mutual covenants, considerations, conditions hereinafter set forth, the Seller and Buyer hereby agree as follows:

ARTICLE ONE

SALE AND PURCHASE

1.01 Recitals. The Parties hereto agree that the recitals are true and correct and by this reference are incorporated into this Agreement. Any Exhibits referred to in this Agreement are also hereby incorporated into this Agreement by reference.

1.02 ASSET Sale. Subject to the terms, conditions and provisions of this Agreement, the Seller hereby affirms and ratifies its sale to the Buyer of all of the ASSET which consists of the rights to the proprietary ASSET related to the formula and liquid product that is utilized in the acquisition, recovery, processing and refinement of heavy oil within the energy management and oil industry including the production, sale, use and management of said ASSET.

1.03 Consideration for the Purchase. Upon execution of this Agreement, Buyer shall issue to Seller a total of 2,800,000 (Two Million, Eight Hundred Thousand) shares of Buyer's restricted Preferred Series C stock (the "Preferred Stock"). Subscription Agreement herein attached as Exhibit B.

1.04 Stock Options. None

1.05 Profit Sharing Payment. None

1.06 Effective Date. For purposes of this Agreement, the Effective Date shall be October 24, 2012.

1.07 In the event that "the CDFT" ceases to be an operating going concern or should it fail to make full payment as described in 1.03, ownership rights shall revert back to seller.

ARTICLE TWO

REPRESENTATIONS, WARRANTIES, AND CONDITIONS

2.01 Representations and Warranties of Seller. As a material inducement for the Buyer to purchase the ASSET, Seller makes the following representations and warranties for the benefit of the Buyer, which Seller represents and warrants shall be true at the Effective Date as if made that date, and which shall survive the Effective Date and the delivery of all instruments and documents contemplated herein and, at the Effective Date, such representations and warranties will be so certified in form and substance satisfactory to the Buyer and the Buyer's counsel:

(a) Authority. Seller has full power and authority to execute, deliver and perform this Agreement without the consent of any other person or entity (governmental or otherwise).

(b) Governmental, lender and other consents, etc. No consent, approval or authorization of or designation, declaration or filing with any governmental authority, lender, lessor, lessee or other person or entity on the part of Seller is required in connection with the execution or delivery of this Agreement and the consummation of the transactions contemplated hereby. Seller specifically represents that the consummation of the transactions contemplated by this Agreement will not result in or constitute any of the following: (i) a default, breach, or violation, or an event that would be, or with notice or lapse of time, or both, or at the election of any person would be, a default, breach or violation of any note, lease, mortgage, leasehold mortgage, security agreement, deed of trust, indenture or other document or instrument to which Seller is bound or to which any of Seller's assets or properties is subject; (ii) an event that would permit, or with notice or lapse of time, or both, or at the election of any person would permit any party to terminate any lease or other agreement or contractual obligation, or to accelerate the maturity of any indebtedness or other contractual obligation of Seller or to which any of Seller's assets or properties is subject; (iii) result in, or with notice or lapse of time, or both, or at the election of any person, would result in, the creation or imposition of any lien, charge, or encumbrance on any of the assets or properties of Seller; or (iv) would subject, or with notice of lapse of time, or both, or at the election of any person would subject any of Seller's assets or properties to become subject to a mortgage foreclosure or other proceeding or action to enforce any lien or security interest encumbering any of Selle''s assets or properties, whether such lien or security interest shall have arisen directly or by collateral assignment; and is not violative of any securities laws, Federal or State.

(d) Adverse agreements. Seller is not a party to any agreement or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree, rule or regulation which materially and adversely affects or, so far as Seller can now foresee, may materially and adversely affect the business operations, prospects, properties, assets or financial condition or otherwise of Seller, or the value of the ASSET.

(e) Intellectual Property. Seller has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any intellectual property rights of third parties with respect to the ASSET, and neither Seller, nor any of, employees, agents or independent contractors of Seller has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation regarding the ASSET (including any claim that Seller must license or refrain from using any intellectual property rights of any third party). No third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any intellectual property rights of Seller, including its

former rights to the ASSET.

(f) Title to ASSET. Seller has conveyed to Buyer good, valid and marketable title to all of the ASSET which consists of the rights to the proprietary ASSET consisting of the formula and liquid product that is utilized in the acquisition, recovery, processing and refinement of heavy oil within the energy management and oil industry including the production, sale, use and management of said ASSET. Seller is the owner of the ASSET and holds the ASSET free and clear of any security interest, lien, encumbrance, claim, pledge, charge, limitation, agreement, or restriction whatsoever, with full and absolute right and power to sell, assign, exchange, transfer and deliver the ASSET as herein provided without the consent of any other person.

(g) Escrow. None of the ASSET is held for any other person or entity and is not subject to any pledge or security interest, or subject to any voting trust or voting agreement or proxy.

(h) Contracts. Seller represents and warrants that there are no other agreements with any other person or entity that would entitle any other person or entity to any claim of rights or entitlements to the ownership, use or possession of the ASSET.

(i) Title Vesting. Seller represents and warrants that the transfer of the ASSET to Buyer has vested Buyer with good, valid, marketable and indefeasible title to the ASSET, representing one hundred percent (100.0%) of the interest and rights outstanding for the ownership of the ASSET, free and clear of any security interest, encumbrance, claim, pledge, charge, limitation, or restriction whatsoever.

2.02 Indemnity by Seller.

(a) Indemnifiable Matters. Seller shall indemnify, defend and hold harmless the Buyer, and its respective officers, directors, shareholders, employees and agents (separately and collectively referred to as the "Indemnitees"), against and in respect of:

(i) all liabilities and other obligations of the Seller of any nature, whether accrued, absolute, contingent, or otherwise, existing at the Effective Date, to the extent not disclosed in this Agreement or the Exhibits attached hereto, including, without limitation, all liabilities and other obligations arising out of negligent acts or omissions of the Seller or its agents, employees, directors, officers, representatives or contractors, and all liabilities and other obligations arising out of or based upon transactions entered into, prior to the Closing date, and all federal or state tax liabilities accrued, or measured by Seller's income or sales, for any period prior to and including the Effective Date;

(ii) any claim, suit, obligation, liability, loss, damage, injury or expense, arising directly out of, connected with, related to, or resulting from any breach of any covenant, written representation, warranty or agreement made by Seller in this Agreement, except to the extent that Buyer's conduct gives rise to the foregoing in connection with performance of those acts identified in the recitals herein;

(b) Binding Effect. The indemnification provisions of this paragraph 2.02 shall inure to the benefit of the employees, agents, heirs, personal representatives, successors and assigns of the Buyer-Indemnitee and shall be binding upon the employees, agents, heirs, successors, and assigns, if any, of the Seller.

ARTICLE THREE

BUYER'S WARRANTIES AND REPRESENTATIONS

3.01 Representations and Warranties of Buyer. The Buyer makes the following representations and warranties for the benefit of the Seller which the Buyer represents and warrants shall be true at Effective Date as if made that date, and which shall survive the Effective Date and the delivery of all instruments and documents contemplated herein and, at Closing, such representations and warranties will be so certified in form and substance satisfactory to the Seller and the Seller' counsel:

(a) Authority. The Buyer has full power and authority to execute, deliver and perform this Agreement without the consent of any other person or entity.

(b) Buyer's Issuance of Common Stock and Stock Options. The Buyer has full power and authority to issue and deliver the Common Stock and Stock Options as contemplated by this Agreement without the consent of any other person or entity.

(c) Securities Laws. All of the shares of Common Stock and the Stock Options to be issued or sold herein pursuant to the terms of the Agreement (i) have not been registered with the United States Securities and Exchange Commission nor with the States of Nevada , Nevada or Kansas or any other state securities regulatory agency; (ii) this sale is being accomplished in reliance upon Section 4(2) of the Securities Act of 1933 as an exempt transaction in compliance with the aforementioned section and not in reliance upon Securities and Exchange Commission Regulation D, 17 C.F.R. Section 230.501 et seq., promulgated thereunder; and (iii) in reliance in the States of Nevada , Nevada and Kansas on the exempt transaction provisions of such states' securities laws, thereby claiming that the offer, purchase and sale of the Common Stock and Stock Options herein is an exempt transaction under such laws.

ARTICLE FOUR

OTHER AGREEMENTS

The Parties covenant and agree as follows:

4.01 General. In case at any time after the Effective Date any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefore under this Agreement).

ARTICLE FIVE

MISCELLANEOUS

5.01 Notices. Any notice required or provided for in this Agreement to be given to any party shall be mailed certified mail, return receipt requested, or hand delivered, to the party at the address set forth in the preamble.

5.02 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the heirs, successors and assigns of the parties.

5.03 Nevada Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Nevada without regard to the conflict of law provisions of any state statute.

5.04 Construction. The articles, section headings, captions, or abbreviations are used for convenience only and shall not be resorted to for interpretation of this Agreement. Wherever the context so requires, the masculine shall refer to the feminine, the singular shall refer to the plural, and vice versa.

5.05 Fees. In the event that any party is required to engage the services of legal counsel to enforce its rights under this Agreement against any other party, regardless of whether such action results in litigation, the prevailing party shall be entitled to reasonable attorneys' fees and costs from the other party, which in the event of litigation shall include fees and costs incurred at trial and on appeal.

5.06 Entire Agreement. This Agreement contains the entire understanding among the parties and supersedes any prior written or oral agreement between them respecting the subject matter of this Agreement. There are no representations, agreements, arrangements, or understandings, oral or written, between the parties hereto relating to the subject matter of this Agreement that are not fully expressed herein.

5.07 Amendments. Any amendments to this Agreement shall be in writing signed by all parties.

5.08 Severability. In case any one or more provisions contained in this Agreement shall, for any reason, be held invalid illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein.

5.09 Assignment. This Agreement is assignable only by Buyer without the prior written consent of Seller.

5.10 Waiver. No consent or waiver, expressed or implied, by a party of any breach or default by any other party in the performance by that other party of its obligations hereunder shall be deemed or construed to be a consent or waiver to any other breach or default in the performance by such other party of the same or any other obligations of such other party hereunder. Failure on the art of any party to complain of any act or failure to act of another party or to declare that other party in default, irrespective of how long such failure continues, shall not constitute a waiver of such party of its rights hereunder.

5.11 Counterparts. This agreement may be executed in multiple counterparts each of which shall be deemed an original for all purposes.

5.12 Arbitration. The parties hereby agree that any and all controversies or disputes arising from or relating to this Agreement, including but not limited to interpretation, construction and performance of same or regarding any matter whatsoever, including but not limited to, common law claims, tort claims and statutory claims, shall be submitted to binding arbitration before the American Arbitration Association, under its Commercial Rules, in Fort Wayne, Nevada. Notwithstanding this Agreement, any court of competent jurisdiction in Allen County, Nevada shall have concurrent jurisdiction to enforce the provisions of this Agreement through the issuance of temporary or preliminary injunctive relief pending resolution of the merits of any such dispute before the American Arbitration Association.

5.13 Survival of Representations and Warranties. The representations and warranties set forth in this Agreement shall be continuing and shall survive the Effective Date.

5.14 Notice. Any notice required or permitted to be given under this Agreement or

pursuant hereto shall be in writing and shall be deemed given and shall be effective upon receipt if delivered by hand, or sent by certified or registered USA mail, postage prepaid and return receipt requested, or by prepaid overnight express service or via telecopier (upon receipt by the sender of a printed confirmation of such transmission). Notices shall be sent to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided that such notice shall be effective only upon receipt thereof):

If to Buyer :	**Gary DeRoos** **825 College Blvd, Suite 102-328** **Oceanside, CA 92057** **714-423-0701**
If to Seller:	**Dennis Radcliffe** **6061 Main Street** **PO Box 118** **Tannersville, NY 12485** **518-589-9007**

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement this 24th day of October 2012 as reflected below.

WITNESS:

Art to Go, Inc,
A New York Corporation ("Seller")

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Dennis Radcliffe, Chief Executive Officer

WITNESS:

Citadel EFT, Inc.
A Nevada Corporation ("Buyer")

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Gary DeRoos, Chief Executive Officer